Schedule A

Nuveen Open-End Funds

Dated as of: September 22, 2011

All-American Municipal Bond Fund*

Arizona Municipal Bond Fund*

California High Yield Municipal Bond Fund*

California Municipal Bond Fund*

California Municipal Bond Fund 2*

Colorado Municipal Bond Fund*

Connecticut Municipal Bond Fund*

Conservation Allocation Fund*

Enhanced Multi-Strategy Income Managed Accounts Portfolio*

Georgia Municipal Bond Fund*

Growth Allocation Fund*

High Yield Bond Fund*

High Yield Municipal Bond Fund*

Inflation Protected Municipal Bond Fund*

Intermediate Duration Municipal Bond Fund*

Kansas Municipal Bond Fund*

Kentucky Municipal Bond Fund*

Limited Term Municipal Bond Fund*

Louisiana Municipal Bond Fund*

Maryland Municipal Bond Fund*

Massachusetts Municipal Bond Fund*

Massachusetts Municipal Bond Fund 2*

Michigan Municipal Bond Fund*

Missouri Municipal Bond Fund*

Moderate Allocation Fund*

Multi-Manager Large-Cap Value Fund*

Multi-Strategy Core Bond Fund*

Municipal Bond Fund*

Municipal Bond Fund 2*

Municipal Total Return Managed Accounts Portfolio*

New Jersey Municipal Bond Fund*

New Mexico Municipal Bond Fund*

New York Municipal Bond Fund*

New York Municipal Bond Fund 2*

North Carolina Municipal Bond Fund*

NWQ Equity Income Fund*

NWQ Large-Cap Value Fund*

NWQ Multi-Cap Value Fund*

NWQ Preferred Securities Fund*

NWQ Small/Mid-Cap Value Fund*

NWQ Small-Cap Value Fund*

Ohio Municipal Bond Fund*

Schedule A

Nuveen Open-End Funds

(continued)

Pennsylvania Municipal Bond Fund*

Preferred Securities Fund*

Santa Barbara Dividend Growth Fund*

Santa Barbara Global Growth Fund*

Santa Barbara Growth Fund*

Santa Barbara Growth Plus Fund*

Santa Barbara International Growth Fund*

Short Duration Bond Fund*

Symphony Credit Opportunities Fund*

Symphony Floating Rate Income Fund*

Symphony International Equity Fund*

Symphony Large-Cap Growth Fund*

Symphony Large-Cap Value Fund*

Symphony Mid-Cap Core Fund*

Symphony Optimized Alpha Fund*

Symphony Small-Mid Cap Core Fund*

Tennessee Municipal Bond Fund*

Tradewinds Emerging Markets Fund*

Tradewinds Global All-Cap Fund*

Tradewinds Global All-Cap Plus Fund*

Tradewinds Global Resources Fund*

Tradewinds International Value Fund*

Tradewinds Japan Fund*

Tradewinds Small-Cap Opportunities Fund*

Tradewinds Value Opportunities Fund*

U.S. Equity Completeness Fund*

Virginia Municipal Bond Fund*

Winslow Large Cap Growth*

Wisconsin Municipal Bond Fund*

*	Massachusetts Business Trust

FUND		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Tina M. Lazar	By:	/s/ Michael Rogers
Name:	Tina M. Lazar	Name:	Michael Rogers
Title:	Senior Vice President	Title:	Executive Vice President
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A